Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated August 14, 2026, and each included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2) (File No. 333-294872) of Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 29, 2026, with respect to the financial statements and financial highlights of Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

August 14, 2026